Exhibit 99.1

Vireo Growth Inc. Announces Share Consolidation

MINNEAPOLIS – June 1, 2026 – Vireo Growth Inc. (CSE:VREO; OTCQX:VREOF) (“Vireo” or the “Company”) announces the consolidation of its subordinate voting shares (the “Subordinate Voting Shares”), multiple voting shares (the “Multiple Voting Shares”) and super voting shares (the “Super Voting Shares”), at a ratio of 30-for-1 (the “Share Consolidation Ratio”) expected to be effective at market open on the record date of June 5, 2026 (the “Share Consolidation”).

At the annual general and special meeting of shareholders held on May 29, 2026, the Company’s shareholders, on a class basis, approved a proposal to allow the Board to proceed with a share consolidation of the Company’s Subordinate Voting Shares and Multiple Voting Shares on the basis of not less than 20-for-1 and not more than 40-for-1 with the exact ratio of the Share Consolidation to be determined by the Board of Directors. On June 1, 2026, the Board approved the Share Consolidation ratio of 30-for-1 and for the Share Consolidation to be effective at market open on the record date of June 5, 2026. On the record date, the number of issued and outstanding Subordinate Voting Shares will be reduced from 1,455,017,319 to approximately 48,500,577, subject to minor adjustments resulting from rounding, and the number of issued and outstanding Multiple Voting Shares will be reduced from 232,490 to approximately 7,749. There are currently no Super Voting Shares issued and outstanding. Each shareholder’s respective percentage ownership in the Company and proportional voting power will remain unchanged as a result of the Share Consolidation, except for minor adjustments resulting from rounding.

No fractional shares will be issued in connection with the completion of the Share Consolidation. If a holder of Subordinate Voting Shares or Multiple Voting Shares would otherwise be entitled to a fraction of a share, then the number of post-consolidation Subordinate Voting Shares or post-consolidation Multiple Voting Shares issuable to such Shareholder shall be rounded down to the nearest whole number of post-consolidation share. No cash or other compensation will be paid in respect of fractional shares. The exercise or conversion price and the number of shares issuable under any of the Company’s outstanding convertible securities will be proportionately adjusted in connection with the Share Consolidation.

Upon the effectiveness of the Share Consolidation, the Subordinate Voting Shares will continue to trade on the Canadian Securities Exchange (the “CSE”) under the symbol “VREO” and on the OTCQX under the symbol “VREOF”, on a post-consolidation basis, under a new ISIN/CUSIP number. The current ISIN and CUSIP for the Subordinate Voting Shares are CA92767B1058 and 92767B105, respectively and following the Share Consolidation, the new ISIN and CUSIP will be CA92767B2049 and 92767B204, respectively.

About Vireo Growth Inc.

Vireo was founded in 2014 as a pioneering medical cannabis company. Vireo is building a disciplined, strategically aligned, and execution-focused platform in the industry. This strategy drives our intense local market focus while leveraging the strength of a national portfolio. We are committed to hiring industry leaders and deploying capital and talent where we believe it will drive the most value. Vireo operates with a long-term mindset, a bias for action, and an unapologetic commitment to its customers, employees, shareholders, industry collaborators, and the communities it serves. For more information about Vireo, visit www.vireogrowth.com.

Forward-Looking Statement Disclosure

This news release contains “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this news release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, this information is being provided as preliminary financial results; the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this news release may be identified by the use of words such as “should,” “believe,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” and variations of such words and phrases, or any statements or clauses containing verbs in any future tense and includes statements regarding the timing of the Share Consolidation, the effect of the Share Consolidation on the Company’s capital structure, including the number of Subordinate Voting Shares and Multiple Voting Shares outstanding after the Share Consolidation and the treatment of fractional shares. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this news release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, the risk that the necessary regulatory approvals are not obtained, the risk that the treatment of fractional shares is not as expected, the risk that the effect of the Share Consolidation on the Company’s capital structure is not as expected and the risk factors set out in the Company’s Annual Reports on Form 10 K and Quarterly Reports on Form 10 Q, which are available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.com.

The statements in this news release are made as of the date of this news release. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.

Contact Information

Lynn Ricci

Director Investor Relations & Corporate Communications

investor@vireogrowth.com

(612) 314-8995